Exhibit 10.1

Execution Version

AMENDMENT TO SPONSOR LETTER AGREEMENT

This Amendment (this “Amendment”), dated as of December 8, 2023, to the Sponsor Letter Agreement (as defined below) is entered into by and among Global Partner Sponsor II LLC, a Delaware limited liability company (“Sponsor”), Global Partner Acquisition Corp. II, a Cayman Islands exempted company (“Acquiror” and, following the Closing, the “Public Company”), Stardust Power Inc., a Delaware corporation (the “Company”), and, solely for purposes of Sections 1, 3, 8 and 9 (and the other sections of this Agreement solely to the extent relating to Sections 1, 3, 8 and 9), certain individuals, each of whom is a member of Acquiror’s board of directors and/or management (the “Insiders”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Sponsor Letter Agreement (as defined below).

WHEREAS, reference is made to that certain Business Combination Agreement (as the same may be amended, supplemented or modified, the “BCA”), dated as of November 21, 2023, by and among, Acquiror, the Company, Strike Merger Sub I Inc., a Delaware corporation (“Merger Sub I”) and Strike Merger Sub II LLC, a Delaware limited liability company (“Merger Sub II”);

WHEREAS, Acquiror, Sponsor, the Company and, solely for purposes of Sections 1, 3, 8 and 9 (and the other sections of the Sponsor Letter Agreement solely to the extent relating to Sections 1, 3, 8 and 9) the Insiders, are parties to that certain Sponsor Letter Agreement, dated as of November 21, 2023 (the “Sponsor Letter Agreement”);

WHEREAS, the parties hereto desire to amend the Sponsor Letter Agreement as set forth herein; and

WHEREAS, Section 12 of the Sponsor Letter Agreement provides that the Sponsor Letter Agreement may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1. Amendments.

(a) The following shall be added after the last sentence of Section 4(a) of the Sponsor Letter Agreement:

“Notwithstanding anything to the contrary contained herein, Sponsor shall not be prohibited from Transferring (in lieu of forfeiting) up to a maximum aggregate of 170,000 Forfeited Shares in connection with any Non-Redemption Agreement and Assignment of Economic Interest (or other similar agreement) entered into by Acquiror and the Sponsor (for which the company shall have a reasonable time to review prior to signing) prior to Closing (the “Non-Redemption Shares”) and any such Transfer shall reduce the number of Forfeited Shares for all purposes of the Agreement (including the last sentence of Section 5(f)) on a one-for-one basis, and shall in no event reduce the number of Immediately Vesting Shares or Trading Price Vesting Shares.”

(b) The following shall be added after the last sentence of Section 4(b) of the Sponsor Letter Agreement:

“Notwithstanding anything to the contrary contained herein, the Non-Redemption Shares shall not be subject to the Lock-Up and the Sponsor shall not be prohibited from Transferring the Non-Redemption Shares pursuant to a Non-Redemption Agreement and Assignment of Economic Interest during the Lock-Up Period.”

(c) The last sentence of Section 5(f) shall be amended and restated as follows:

“Subject to, conditioned upon the occurrence of and effective immediately after the Closing, the Forfeited Shares (excluding, for the avoidance of doubt, the Non-Redemption Shares that will be or have been Transferred pursuant to a Non-Redemption Agreement and Assignment of Economic Interest) shall be immediately and automatically forfeited.”

2. Miscellaneous. Other than as expressly set forth herein, the Side Letter shall remain in full force and effect and shall from the date hereof be read together with this Amendment. Section 12 of the Side Letter shall be incorporated herein and shall apply to this Amendment mutatis mutandis.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written:

GLOBAL PARTNER SPONSOR II LLC

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Authorized Signatory

GLOBAL PARTNER ACQUISITION CORP. II

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Chief Executive Officer

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer

and, solely for purposes of Sections 1, 3, 8 and 9 (and the other sections of this Agreement solely to the extent relating to Sections 1, 3, 8 and 9),

INSIDERS:

By:	/s/ Gary DiCamillo
Name:	Gary DiCamillo

By:	/s/ Claudia Hollingsworth
Name:	Claudia Hollingsworth

By:	/s/ William Kerr
Name:	William Kerr

SIGNATURE PAGE TO AMENDMENT TO

SPNOSOR LETTER AGREEMENT

4